                                                                    Exhibit 4(a)




                      FACE OF FIXED RATE MEDIUM-TERM NOTE

      [The following legend is for inclusion only in Book-Entry Securities -- Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


                      SOUTHERN CALIFORNIA GAS COMPANY
                               MEDIUM-TERM NOTE
                                 (FIXED RATE)





REGISTERED                 CUSIP NO.                       PRINCIPAL AMOUNT
No. FXR                                                    $
                                                           (Minimum Denomination
                                                           $1,000)


Original Issue Date:                             Interest Rate:


Stated Maturity:                                 Interest Payment Dates:
                                                 [  ] March 1 and September 1
                                                 [  ] Other:
Initial Redemption Date:


Initial Redemption Percentage:                   Regular Record Dates:
                                                 [  ] February 15 and August 15
                                                 [  ] Other:
Annual Redemption
  Percentage Reduction:                          Original Issue Discount:
                                                 [  ] Yes     [  ] No
                                                 Total Amount of OID:
Optional Repayment Date(s):                      Yield to Maturity:
                                                 Initial Accrual Period:

Addendum Attached:                   Day Count Convention:
[  ] Yes
[  ] No                                     [  ] 30/360 for the period
                                                 from        to
Other Provisions:                           [  ] Actual/360 for the period
                                                 from        to
                                            [  ] Actual/Actual for the period
                                                 from        to




 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION:
This is one of the Securities
of the series designated herein
referred to in the within-mentioned
Indenture.

CITIBANK, N.A.,
  as Trustee


By: ______________________
    Authorized Signatory

      SOUTHERN CALIFORNIA GAS COMPANY, a California corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of

                                                                       DOLLARS
on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest thereon at the Interest Rate per annum specified above until the principal hereof is paid or duly made available for payment.

      The Company will pay interest on each of the Interest Payment Dates specified above in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity and any earlier Redemption Date (as defined on the reverse hereof) or Optional Repayment Date specified above with respect to which such redemption or repayment option has been exercised (each such Stated Maturity, each such Redemption Date and Optional Repayment Date with respect to which such redemption or repayment option has been exercised, and the date on which principal or an installment of principal is due and payable by declaration of acceleration or otherwise pursuant to the Indenture referred to on the reverse hereof, being referred to hereinafter as a "Maturity" with respect to principal payable on such date); PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Regular Record Date specified above and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date to the Holder of this Note at the close of business on such next succeeding Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date; PROVIDED, HOWEVER, that interest payable at any Maturity will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest or be paid in any lawful manner, all on the terms and subject to the conditions set forth in the Indenture. Interest payable on this Note on any Interest Payment Date or Maturity shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date specified above to but excluding the relevant Interest Payment Date or Maturity, as the case may be. If any Interest Payment Date or Maturity falls on a day which is not a Business Day (as defined below) the payment of the principal of and interest on this Note due on such Interest Payment Date or Maturity will be paid on the next succeeding Business Day with the same force and effect as if paid on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Maturity.

      Payments of principal of and interest on this Note shall be made in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York and at such additional places as the Company may designate from time to time; PROVIDED, HOWEVER, that payments of interest on this Note, other than interest payable at Maturity, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Notes which pay interest on the same Interest Payment Dates shall be entitled, by notice to the Trustee on or before the Regular Record Date preceding an Interest Payment Date, to receive payments of interest on all such Notes held by such Holder on such Interest Payment Date, and on all subsequent Interest Payment Dates until written notice to the contrary is given to the Trustee, by wire transfer of immediately available funds to an account maintained by such Holder with a depository institution located in the United States, provided such depository institution shall have appropriate facilities therefor.

      The principal of and interest on this Note due at any Maturity will be paid against presentation and surrender of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at such additional places as the Company may designate from time to time, and will be paid by wire transfer of immediately available funds if the Trustee shall have received appropriate wire transfer instructions not later than the close of business at least two Business Days prior to the related Maturity.

      As used herein, a "Business Day" means any day that is not a Saturday or Sunday and that in New York, New York or Los Angeles, California is not a day on which banking institutions are authorized or obligated by law to close.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. References herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

      Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal (or a facsimile thereof) to be imprinted hereon.

[SEAL]                              SOUTHERN CALIFORNIA GAS COMPANY

                                    By:
                                          ------------------------------
                                                   Ralph Todaro
                                             Vice President-Finance
                                                  and Controller

                                    By:
                                          ------------------------------
                                                   Thomas Sanger
                                                    Secretary

                                FORM OF REVERSE

                      SOUTHERN CALIFORNIA GAS COMPANY
                               MEDIUM-TERM NOTE
                                 (FIXED RATE)

      This Note is one of a duly authorized series of Securities of the Company issued and to be issued under an Indenture dated as of May 1, 1989, as amended and supplemented by a First Supplemental Indenture dated as of October 1, 1992 (the Indenture, as amended and supplemented by such First Supplemental Indenture, is hereinafter referred to as the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Notes" and herein referred to as the "Notes."

      This Note will not have a sinking fund and, unless otherwise provided on the face hereof, is not redeemable or repayable prior to the Stated Maturity stated on the face hereof. The Indenture provides for its satisfaction and discharge, and for the defeasance of the Notes, in certain circumstances.

      This Note may be subject to repayment at the option of the Holder on any Optional Repayment Date(s), if any, indicated on the face hereof. If no Optional Repayment Date(s) are set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity specified on the face hereof. On any Optional Repayment Date, if any, this Note shall be repayable, in whole or in part, in increments of $1,000 in principal amount (provided that any remaining principal hereof shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest accrued on the principal amount to be repaid to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received by the Trustee, with the form entitled "Option to Elect Repayment" below duly completed, at Citibank, N.A., 111 Wall Street, 15th Floor, Corporate Trust Services, Attention: Issuance and Transfer, New York, New York 10043, or at such other address of which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes with identical terms for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

      If so provided on the face of this Note, this Note may be redeemed by the Company on any date (each, a "Redemption Date") on and after the Initial Redemption Date, if any, indicated on the face hereof. If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed prior to its Stated Maturity. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 in principal amount (provided that any remaining principal hereof shall be an authorized denomination) at the option of the Company at the applicable Redemption Price (as defined below), together with interest accrued on the principal amount to be redeemed to the Redemption Date, on notice to the Holder of this Note as provided below. In the event of redemption of this Note in part only, a new Note with identical terms for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

      The "Redemption Price" referred to above shall initially be the Initial Redemption Percentage, if any, specified on the face hereof of the principal amount of this Note to be redeemed and, if the Initial Redemption Percentage is greater than 100%, shall decline at each anniversary of the Initial Redemption Date, if any, shown on the face hereof by the Annual Redemption Percentage Reduction, if any, specified on the face hereof of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

      Notice of redemption of this Note shall be given to the Holder hereof in the manner provided in the Indenture not less than 30 nor more than 60 days prior to the date fixed for redemption.

      Interest payments on this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified on the face hereof is "30/360" for the period specified thereunder, on the basis of the actual number of days in the period for which interest is being calculated and a 360-day year if the Day Count Convention specified on the face hereof is "Actual/360" for the period specified thereunder, or on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days in the year if the Day Count Convention specified on the face hereof is "Actual/Actual" for the period specified thereunder.

      Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum hereto if so specified on the face hereof.

      If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable immediately in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount and having the identical terms and provisions, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof which is a multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having identical terms and provisions, in authorized denominations, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on this Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust, and the Holder of this Note shall thereafter look only to the Company for payment thereof, all as provided in the Indenture.

      The Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

      All capitalized terms used in this Note and not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture. All references in this Note to "principal" shall be deemed to mean and include "and premium, if any."

                          OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on _____________________ at a price equal to the principal amount of this Note to be repaid, together with interest accrued on the principal amount to be repaid to the repayment date, by payment to the undersigned, at _______________________
________________________________________________________________________________
(Please print or type name and address of the undersigned)

      For this Note to be repaid, the Trustee must receive at Citibank, N.A., 111 Wall Street, 15th Floor, Corporate Trust Services, Attention: Issuance and Transfer, New York, New York 10043, or at such other address of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

      If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000 in principal amount) which the Holder elects to have repaid (in the absence of any such specification, the entire principal amount hereof will be repaid) and specify the denomination or denominations (which shall be $1,000 or in any amount thereof which is a multiple of $1,000) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$_______________________                  ______________________________________
(Specify portion to be                    NOTICE:  The signature on this
repaid, if less than the                  Option to Elect Repayment must
entire principal amount                   correspond with the name as
of this Note)                             written upon the face of this Note
                                          in every particular without
                                          alteration or enlargement or any
                                          change whatsoever.

$________________________                 Date: _________________
(Specify denomination or
denominations of Note or
Notes to be issued for the
portion, if any, of this
Note not being repaid)

                                ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

            TEN COM--as tenants in common

            UNIF TSFR (GIFT) MIN ACT--        Custodian         --
                                      -------           -------
                                      (Cust)            (Minor)

                 Under Uniform Transfer (Gifts) to Minors Act

                 ------------------------------------------
                                    (State)

            TEN ENT--   as tenants by the entirety
            JT TEN--    as joint tenants with right of survivorship and not as
                        tenants in common

Additional abbreviations may also be used though not in the above list.

                                 ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
      Identifying Number of Assignee:


- - - --------------------------------------

- - - --------------------------------------------------------------------------------
                  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                        INCLUDING ZIP CODE OF ASSIGNEE:


- - - --------------------------------------------------------------------------------

- - - --------------------------------------------------------------------------------

- - - --------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing______________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
      ------------------------------      --------------------------------------
                                          NOTICE:  The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within instrument in every particular,
                                          without alteration or enlargement or
                                          any change whatsoever.